EXHIBIT 99.1



                              DiRocco & Dombrow, PA
                         3601 West Commercial Boulevard
                                    Suite 39
                            Ft. Lauderdale, FL 33309



Gentlemen,

     We are unable to complete the review of the financial statements of Clements Golden Phoenix Enterprises, Inc., as of September 30, 2002 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, as we have not received the information to allow us to complete our review. Thank you.



Very truly yours,

/s/ DiRocco & Dombrow, PA
----------------------------
DiRocco & Dombrow, PA
Ft. Lauderdale, FL
November 14, 2002